                                                                               .
                                                                               .
                                                                               .
EXHIBIT 99.1



AT EMAK WORLDWIDE, INC.:

MEDIA INQUIRIES:                                                 INVESTOR INQUIRIES:
Angela Pennington                                                Lisa Mueller
Vice President, Corporate Communication                          Director, Investor Relations
(323) 932-4457                                                   (323) 932-4034


FOR IMMEDIATE RELEASE

                         EMAK WORLDWIDE REPORTS RESULTS
                            FOR THIRD QUARTER OF 2004


         LOS ANGELES, OCTOBER 28, 2004 - EMAK Worldwide (Nasdaq: EMAK), a leading marketing services firm, today announced its financial results for the third quarter ended September 30, 2004.

         Revenues were $58.1 million in the third quarter of 2004, an increase of 19% over revenues of $48.9 million in the same period of the previous year.

         Net loss in the third quarter of 2004 was $893,000, or $0.22 per diluted share, compared with net income of $1.3 million, or $0.12 per diluted share, in the same period of the previous year. Earnings per share for the third quarter of 2003 include a restatement pursuant to Emerging Issues Task Force Issue No. 03-6 ("EITF 03-6"). Please see the footnote in the attached income statement for further discussion of this accounting pronouncement.

         "Consistent with the revised outlook we provided in September, our third quarter results were negatively impacted by shortfalls in our Pop Rocket and SCI Promotion divisions, two areas that typically generate higher margins," said EMAK Worldwide Chairman and Chief Executive Officer Don Kurz. "The weakness in those divisions is offsetting the growth we are seeing in most of our other divisions, as well as the contribution of our most recent acquisition, Johnson Grossfield, which has performed slightly ahead of our expectations.

         "The net loss for the quarter is almost entirely driven by deterioration in the overall gross margin, with Pop Rocket in particular experiencing significant margin compression due to severe pricing pressures in a difficult retail environment and higher plastic costs stemming from rising oil prices," said Mr. Kurz.

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EMAK Worldwide, Inc.
Page 2 of 9

QUARTER ENDED SEPTEMBER 30, 2004 FINANCIAL HIGHLIGHTS

      - Revenues were $58.1 million, up 19% when compared with revenues of $48.9 million in the same period of the previous year.

      - Net foreign currency translation impact contributed approximately $1.3 million to revenues versus the prior year period average exchange rates.

      - Domestic revenues for the quarter were $43.5 million, or 75% of revenues, and international revenues for the quarter were $14.6 million, or 25% of revenues. In the prior year period, domestic revenues were $39.0 million, or 80% of revenues, and international revenues were $9.9 million, or 20% of revenues.

      - The SCI Promotion and Johnson Grossfield divisions generated a combined $6.9 million in revenues in the third quarter of 2004. Results for the third quarter of 2003 include one month of revenues for SCI Promotion (acquired September 3, 2003) and exclude Johnson Grossfield (acquired effective January 31, 2004).

      - Revenues for the Marketing Services segment represented 87.4% of total revenues, while revenues for the Consumer Products segment represented 12.6% of total revenues. In the prior year period, Marketing Services revenues represented 86.1% of total revenues, while Consumer Products revenues represented 13.9% of total revenues.

      - Gross profit was 21.4% in the third quarter of 2004, as compared to 27.4% in the same period in 2003. Gross profit was 21.8% in the Marketing Services segment and 18.5% in the Consumer Products segment in the third quarter of 2004, as compared to 25.9% and 36.8%, respectively, in the third quarter of 2003. Marketing Services gross profit was lower due to the deferral of fee-based services to the fourth quarter, as well as a rapid rise in raw materials costs which could not be recaptured from clients due to long order lead times. Gross profit in the Consumer Products segment significantly decreased from the prior year due to a competitive retail pricing environment, markdowns and price concessions, and increased costs for plastic resin resulting from higher oil prices.

      - Overall operating expenses were $14.0 million, or 24.2% of revenues, compared with $11.7 million, or 23.9% of revenues, in the prior year. Prior year operating expenses include one month of operating expenses for SCI Promotion and exclude Johnson Grossfield.

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EMAK Worldwide, Inc.
Page 3 of 9

      - Operating expenses in the third quarter of 2004 include approximately $190,000 in non-cash expense related to grants of restricted stock units, compared with approximately $62,000 recognized in the same period in 2003.

      - Earnings (loss) before interest, taxes, depreciation, amortization and charges ("EBITDA") in the third quarter of 2004 was ($918,000), compared with $2.4 million in the same period in 2003.

      - The Company used $7.5 million in cash flow from operations during the quarter, compared with cash generated of $2.2 million in the same period in 2003.

      - Net loss was $893,000, or $0.22 per diluted share, compared with net income of $1.3 million, or $0.12 per diluted share, in the same period of the previous year.

FINANCIAL CONDITION

         At September 30, 2004, the Company had $8.1 million in cash and cash equivalents, $22.8 million in working capital and a current ratio of 1.5. The quarterly decline in cash and cash equivalents represents a normal fluctuation as the Company invests in working capital ahead of an anticipated seasonally strong fourth quarter.

OUTLOOK

         For the fourth quarter of 2004, EMAK Worldwide expects to generate positive net income, before charges. For the full year 2004, EMAK expects revenues at the low end or modestly below its previously stated range of $240 million to $250 million due to further weakness at Pop Rocket and additional program deferrals at SCI Promotion. Given the above noted weakness and the timing of certain December shipments, the Company will likely not be profitable on a full year basis for 2004.

         Mr. Kurz commented on the outlook for EMAK Worldwide: "The holiday promotions of several of our largest customers should drive improved financial results in the fourth quarter, although less robust than the guidance we provided in September.

         "While we have been very disappointed with our financial performance for the first nine months of 2004, we have reasons to be optimistic. Heading into 2005, our revenue stream has never been more diversified. Our largest customer, Burger King Corporation, is experiencing positive business trends, which leads us to believe that we should generate stable-to-increasing

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EMAK Worldwide, Inc.
Page 4 of 9

revenues from this relationship going forward for the first time in three years. We are also having success in winning new business. Most notably, we are finalizing an agreement with a Fortune 100 company that will utilize an array of our services beginning in 2005.

         "We are also in the process of evaluating the strategic direction for Pop Rocket. As evidenced by recent earnings reports from the toy industry's largest players, this business is becoming increasingly challenging for a smaller participant like EMAK. While some product lines have disappointed this year, others -- such as the Crayola(R)-branded bath toys and the Baby Einstein((TM)) product line -- are generating good traction in the marketplace and have good growth potential. Regardless of the direction we pursue for this division, we believe that Pop Rocket will not negatively impact our financial results next year," said Mr. Kurz.

THIRD QUARTER CONFERENCE CALL AND WEBCAST

         The Company will host a conference call with investors and financial analysts today at 5:00 p.m. ET/2:00 p.m. PT to discuss its third quarter financial results and operational highlights. The call can be accessed live via the Internet at www.emak.com. To listen to the live call, visit the Investor Relations section (Events page) of the Web site at least 15 minutes prior to download any necessary software. For those who cannot listen to the live broadcast, an online replay will be available for 30 days at www.emak.com, or a phone replay will be available through November 4, 2004, by dialing 800-405-2236 or 303-590-3000 (international) and entering the passcode 11012172#.

ABOUT EMAK WORLDWIDE, INC.
         EMAK Worldwide, Inc. is a leading global marketing services company based in Los Angeles, with offices in Chicago, Minneapolis, New York, Ontario
(CA), London, Paris, Hong Kong and Shanghai. The Company focuses on the design and execution of strategy-based marketing programs, with particular expertise in the areas of: strategic planning and research, entertainment marketing, design and manufacturing of custom promotional products, promotion, event marketing, collaborative marketing, and environmental branding. The Company's clients include Burger King Corporation, Kellogg's, Kohl's, Macy's, Nordstrom, Procter & Gamble, and SUBWAY Restaurants, among others. The Company complements its core marketing services business by developing and marketing distinctive consumer products, based on emerging and evergreen licensed properties, which are sold through specialty and mass-market retailers. More information about EMAK Worldwide is available on the Company's web site at www.emak.com.

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EMAK Worldwide, Inc.
Page 5 of 9

NOTE: All trademarks and registered trademarks are property of their respective owners.

Certain expectations and projections regarding the future performance of EMAK Worldwide, Inc. discussed in this news release are forward-looking and are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These expectations and projections are based on currently available competitive, financial and economic data along with the Company's operating plans and are subject to future events and uncertainties. Management cautions the reader that the following factors, among others, could cause the Company's actual consolidated results of operations and financial position in 2004 and thereafter to differ significantly from those expressed in forward-looking statements: the Company's dependence on a single customer; the significant quarter-to-quarter variability in the Company's revenues and net income; the Company's dependence on the popularity of licensed entertainment properties and the ability to license, develop and market new products; the Company's dependence on foreign manufacturers; the Company's need for additional working capital; the negative results of litigation, governmental proceedings or environmental matters; and the potential negative impact of past or future acquisitions. The Company undertakes no obligation to publicly release the results of any revisions to forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The risks highlighted herein should not be assumed to be the only items that could affect the future performance of the Company.

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EMAK Worldwide, Inc.
Page 6 of 9

EMAK WORLDWIDE, INC.
Condensed Consolidated Statements of Income
(In thousands, except share and per share data)

                                                                            THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                               SEPTEMBER 30,                    SEPTEMBER 30,
                                                                                (UNAUDITED)                      (UNAUDITED)
                                                                                -----------                      -----------
                                                                           2004             2003            2004             2003
                                                                           ----             ----            ----             ----
Revenues                                                              $   58,055        $ 48,948      $   161,645     $   153,468
Cost of sales                                                             45,645          35,513          122,232         112,566
                                                                      ----------      ----------      -----------     -----------
    Gross profit                                                          12,410          13,435           39,413          40,902
Operating expenses:
    Salaries, wages and benefits                                           7,986           6,141           23,163          17,539
    Selling, general and administrative                                    6,087           5,546           18,143          17,056
    Integration costs                                                          -               -              136               -
    Restructuring charge (gain)                                              (25)              -               80               -
    Loss on Chicago lease                                                      -               -              311               -
                                                                      ----------      ----------      -----------     -----------
    Total operating expenses                                              14,048          11,687           41,833          34,595
                                                                      ----------      ----------      -----------     -----------
    Income (loss) from operations                                         (1,638)          1,748           (2,420)          6,307
Other income (expense)                                                       179             188             (181)            495
                                                                      ----------      ----------      -----------     -----------
    Income (loss) before provision for income taxes                       (1,459)          1,936           (2,601)          6,802
Provision (benefit) for income taxes                                        (566)            609           (1,012)          2,357
                                                                      ----------      ----------      -----------     -----------
    Net income (loss)                                                       (893)          1,327           (1,589)          4,445
Preferred stock dividends                                                    375             375            1,125           1,125
Undistributed earnings allocated to participating preferred stock              -             217                -             759
                                                                      ----------      ----------      -----------     -----------
    Net income (loss) applicable to common stockholders               $   (1,268)        $   735      $    (2,714)    $     2,561
                                                                      ==========      ==========      ===========     ===========
Basic income (loss) per share*
    Income (loss) per share to common stockholders                    $    (0.22)        $  0.13      $     (0.47)    $      0.45
                                                                      ==========      ==========      ===========     ===========
    Weighted average shares outstanding                                5,758,888       5,750,736        5,752,287       5,719,677
Diluted income (loss) per share*
                                                                      ==========      ==========      ===========     ===========
    Income (loss) per share                                           $    (0.22)     $     0.12      $     (0.47)    $      0.42
                                                                      ==========      ==========      ===========     ===========
    Weighted average shares outstanding                                5,758,888       6,160,484        5,752,287       6,029,523
                                                                      ==========      ==========      ===========     ===========

----------

* Per share amounts for 2003 have been restated to reflect the impact of EITF 03-6 "Participating Securities and the Two-Class Method under FASB Statement No. 128, Earnings per Share," which reduces basic and diluted earnings per share $0.04 and $0.03, respectively, for the three months ended September 30, 2003 and $0.13 and $0.13, respectively, for the nine months ended September 30, 2003. EITF 03-6 had no impact on 2004 per share amounts because of the net loss. EITF 03-6 requires that rights of securities to participate in the earnings of an enterprise must be reflected in the reporting of earnings per share. The Company's cumulative participating mandatorily redeemable convertible preferred stock qualify as "participating securities." The proportionate share of 2003 earnings attributable to these securities is being excluded from the earnings available to common stockholders. The Company has reached an agreement with the holder of the preferred stock to exchange the shares for an equal number of non-participating preferred shares, and beginning in 2005, EITF 03-6 will not have an impact.

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EMAK Worldwide, Inc.
Page 7 of 9

EMAK WORLDWIDE, INC.
Condensed Consolidated Balance Sheets
(In thousands)

ASSETS                                                                               SEPTEMBER 30,          DECEMBER 31,
                                                                                         2004                   2003
                                                                                      (UNAUDITED)
                                                                                      -----------            -----------
Cash and cash equivalents                                                                 $    8,057             $   19,291
Accounts receivable, net                                                                      36,691                 36,765
Inventories                                                                                   19,266                 15,099
Prepaid expenses and other current assets                                                      4,699                  4,352
                                                                                          ----------             ----------
      CURRENT ASSETS                                                                          68,713                 75,507
Fixed assets, net                                                                              3,621                  3,809
Intangible assets, net                                                                        47,575                 43,145
Other assets                                                                                   6,431                  5,869
                                                                                          ----------             ----------
      TOTAL ASSETS                                                                        $  126,340             $  128,330
                                                                                          ==========             ==========

LIABILITIES, MANDATORILY REDEEMABLE
PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Short-term debt*                                                                           $   1,489               $    626
Accounts payable                                                                              29,332                 28,239
Accrued liabilities                                                                           15,056                 17,195
                                                                                          ----------             ----------
      CURRENT LIABILITIES                                                                     45,877                 46,060
Long-term liabilities                                                                          4,797                  5,555
                                                                                          ----------             ----------
      TOTAL LIABILITIES                                                                       50,674                 51,615

Mandatorily redeemable preferred stock                                                        22,518                 23,049

Common stock                                                                                       -                      -
Additional paid-in capital                                                                    27,497                 23,886
Retained earnings                                                                             42,424                 45,138
Accumulated other comprehensive income                                                         3,500                  3,334
Less:
      Treasury stock                                                                        (17,669)               (17,458)
      Unearned compensation                                                                  (2,604)                (1,234)
                                                                                          ----------             ----------
      TOTAL STOCKHOLDERS' EQUITY                                                              53,148                 53,666
                                                                                          ----------             ----------
      TOTAL LIABILITIES, MANDATORILY REDEEMABLE
      PREFERRED STOCK AND STOCKHOLDERS' EQUITY                                            $  126,340             $  128,330
                                                                                          ==========             ==========

----------
* Short-term debt as of September 30, 2004 and December 31, 2003 represents short-term advances by the Company's Logistix subsidiary under an import/letter of credit facility with Hong Kong Shanghai Bank Corp. ("HSBC"). This facility provides Logistix with short-term financing of product purchases from Asia. Under this facility, HSBC may pay Logistix's vendors directly upon receipt of invoices and shipping documentation. Logistix in turn is obligated to repay HSBC within 120 days. Advances under this facility as of December 31, 2003 were originally recorded in accounts payable and have been reclassified to conform to the current period presentation.

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EMAK Worldwide, Inc.
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EMAK WORLDWIDE, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

                                                                                                NINE MONTHS ENDED
                                                                                                  SEPTEMBER 30,
                                                                                                  (UNAUDITED)
                                                                                           -------------------------
                                                                                             2004               2003
                                                                                           --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                                        $ (1,589)           $  4,445
  Adjustments to reconcile net income (loss) to net cash used in operating activities:
     Depreciation and amortization                                                            1,529               1,434
     Provision for doubtful accounts                                                            147                 232
     Gain on disposal of fixed assets                                                           -                   (19)
     Tax benefit from exercise of stock options                                                  65                  75
     Amortization of restricted stock                                                           621                 259
     Other                                                                                      (13)                   -
     Changes in operating assets and liabilities-
      Increase (decrease) in cash and cash equivalents:
        Accounts receivable                                                                   1,948              17,664
        Inventories                                                                          (3,408)               (381)
        Prepaid expenses and other current assets                                            (1,195)                738
        Other assets                                                                           (556)               (837)
        Accounts payable                                                                        497             (15,160)
        Accrued liabilities                                                                  (2,926)            (11,369)
        Long-term liabilities                                                                  (758)                 85
                                                                                           --------            --------
     Net cash used in operating activities                                                   (5,638)             (2,834)
                                                                                           --------            --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of fixed assets                                                                  (1,080)               (527)
  Purchase of marketable securities, net                                                        -                (1,500)
  Proceeds from sale of fixed assets                                                             20                  74
  Payment for purchase of SCI, net of cash acquired of $162                                     -                (6,075)
  Payment for purchase of JGI                                                                (4,614)                -
                                                                                           --------            --------
     Net cash used in investing activities                                                   (5,674)             (8,028)
                                                                                           --------            --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings under line of credit                                                               863                 -
  Payment of preferred stock dividends                                                       (1,125)             (1,125)
  Purchase of treasury stock                                                                   (211)               (974)
  Proceeds from exercise of stock options                                                       538                 935
                                                                                           --------            --------
     Net cash provided by (used in) financing activities                                         65              (1,164)
                                                                                           --------            --------
     Net decrease in cash and cash equivalents                                              (11,247)            (12,026)
Effects of exchange rates on cash and cash equivalents                                           13                  (1)
CASH AND CASH EQUIVALENTS, beginning of period                                               19,291              25,833
                                                                                           --------            --------
CASH AND CASH EQUIVALENTS, end of period                                                   $  8,057            $ 13,806
                                                                                           ========            ========

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EMAK Worldwide, Inc.
Page 9 of 9

EMAK WORLDWIDE, INC.
EBITDA
(In thousands)

EBITDA, before charges, is calculated as follows:

                                                                      THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                                         SEPTEMBER 30,                        SEPTEMBER 30,
                                                                         (UNAUDITED)                          (UNAUDITED)
                                                                         -----------                          -----------
                                                                    2004             2003                 2004            2003
                                                                    ----             ----                 ----            ----
Net Income (loss)                                                $ (893)           $1,327            $ (1,589)          $4,445
    Integration costs                                                 -                -                  136               -
    Restructuring charge (gain)                                     (25)               -                   80               -
    Loss on Chicago lease                                             -                -                  311               -
    Interest expense, net                                            24                14                  71               30
    Provision (benefit) for income taxes                           (566)              609              (1,012)           2,357
    Depreciation                                                    451               410               1,276            1,232
    Amortization                                                     91                88                 253              202
                                                                 ------            ------              -------          ------
EBITDA, before charges                                           $ (918)           $2,448              $ (474)          $8,266
                                                                 =======           ======              =======          ======

EBITDA is reconciled to cash flows provided by (used in) operating activities, the most comparable measure under generally accepted accounting principles, as follows:

                                                                     THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                                        SEPTEMBER 30,                        SEPTEMBER 30,
                                                                         (UNAUDITED)                          (UNAUDITED)
                                                                         -----------                          -----------
                                                                    2004             2003                 2004            2003
                                                                    ----             ----                 ----            ----
EBITDA, before charges                                           $ (918)           $2,448              $ (474)          $8,266
    Integration costs                                                -                 -                 (136)              -
    Restructuring gain (charge)                                      25                -                  (80)              -
    Loss on Chicago lease                                            -                 -                 (311)              -
    Interest expense, net                                           (24)              (14)                (71)             (30)
    (Provision) benefit for income taxes                            566              (609)              1,012           (2,357)
    Changes in operating assets and liabilities                  (7,529)              267              (6,398)          (9,259)
    Other, net                                                      342                71                 820              546
                                                               --------            ------            --------         --------
Net cash provided by (used in) operating activities            $ (7,538)           $2,163            $ (5,638)        $ (2,834)
                                                               ========            ======            ========         ========

                                      ###